Exhibit 99

Form 3 Joint Filer Information

Name:	Emscan Corporation

Address:	#1, 1715 27th Avenue Calgary, Alberta Canada 72E 7E1

Designated Filer:            EMC International Inc.

Issuer & Ticker Symbol:            Maritek Corporation (N/A)

Date of Event Requiring Statement:            January 30, 2004

Signature:	Emscan Corporation

By: /s/ Michael J. Geoffrey Fulton, Secretary

Name:	Michael J. Geoffrey Fulton

Address:	#1, 1715 27th Avenue Calgary, Alberta Canada 72E 7E1

Designated Filer:            EMC International Inc.

Issuer & Ticker Symbol:            Maritek Corporation (N/A)

Date of Event Requiring Statement:            January 30, 2004

Signature:	By: /s/ Michael J. Geoffrey Fulton

Exhibit 99 - Page 1 of 1